Exhibit 99.1

First Connecticut Bancorp, Inc. reports fourth quarter 2015 earnings of $0.16 earnings per share

FARMINGTON, Conn., January 27, 2016 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $2.4 million, or $0.16 diluted earnings per share for the quarter ended December 31, 2015 compared to net income of $3.1 million, or $0.21 diluted earnings per share for the quarter ended December 31, 2014.

Net income on a core earnings basis was $2.7 million or $0.18 diluted core earnings per share for the quarter ended December 31, 2015 compared to $2.5 million, or $0.17 diluted core earnings per share for the quarter ended December 31, 2014.  Core earnings exclude non-recurring items which include a $768,000 valuation allowance in the fourth quarter related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011 offset by $379,000 of bank owned life insurance proceeds.

"In the fourth quarter we capped off another year of double digit organic loan and core deposit growth. During the year we repositioned and strengthened our balance sheet improving our interest rate risk position.  In addition to growing the balance sheet, we focused on further strengthening our cybersecurity and compliance areas," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"Overall, I am pleased we continued to grow tangible book value to $15.47, an increase of $0.17 for the quarter and $0.83 for the year. Additionally, we opened two branch offices in western Massachusetts and a loan center in Branford, Connecticut during the fourth quarter."

Financial Highlights

•
Strong organic loan growth continued during the quarter as loans increased $23.5 million to $2.4 billion at December 31, 2015 and increased $222.9 million or 10% from a year ago.  Loan growth during the quarter was primarily driven by a $25.6 million increase in the commercial loan portfolio.

•	Net interest income decreased $309,000 to $17.4 million in the fourth quarter of 2015 compared to the linked quarter and increased $968,000 or 6% compared to the fourth quarter of 2014.

•
Net gain on loans sold decreased $426,000 to $567,000 in the fourth quarter of 2015 compared to the linked quarter primarily due to selling $83.2 million of fixed rate residential portfolio loans in the linked quarter to reposition the balance sheet and improve our interest rate risk position.

•	Overall deposits increased $18.0 million to $2.0 billion in the fourth quarter of 2015 compared to the linked quarter and increased $258.3 million or 15% from a year ago.

•	Checking accounts grew by 3.8% or 1,846 net new accounts in the fourth quarter of 2015 and by 12.8% or 5,786 net new accounts from a year ago.

•	Our loan to deposit ratio improved to 118.6% compared to 123.4% at December 31, 2014.

•	Tangible book value per share is $15.47 compared to $15.30 on a linked quarter basis and $14.64 at December 31, 2014.

•
Asset quality improved as loan delinquencies 30 days and greater represented 0.63% of total loans at December 31, 2015 compared to 0.67% at September 30, 2015 and 0.75% at December 31, 2014.  Non-accrual loans represented 0.63% of total loans compared to 0.71% of total loans on a linked quarter basis and 0.72% of total loans at December 31, 2014.

•	The allowance for loan losses represented 0.86% of total loans at December 31, 2015 and September 30, 2015 and 0.89% at December 31, 2014.

•	The Company paid a quarterly cash dividend of $0.06 per share during the fourth quarter and paid a cash dividend of $0.22 per share for the year, an increase of $0.05 compared to the prior year.

Fourth quarter 2015 compared with third quarter 2015

Net interest income

•
Net interest income decreased $309,000 to $17.4 million in the fourth quarter of 2015 compared to the linked quarter due primarily to a $309,000 increase in interest expense related to money market and certificate of deposit promotions and higher average costs of Federal Home Loan Bank of Boston borrowings.

•
Net interest margin decreased 3 basis points to 2.76% in the fourth quarter of 2015 compared to 2.79% in the linked quarter due to a 7 basis point increase in the cost of interest-bearing liabilities offset by 3 basis point increase in the yield on interest-earning assets.

Provision for loan losses

•
Provision for loan losses was $776,000 for the fourth quarter of 2015 compared to $386,000 for the linked quarter.  The increase in the fourth quarter was primarily due to $293,000 in charge-offs related to one commercial customer who is in bankruptcy.

•	Net charge-offs (recoveries) in the quarter were $588,000 or 0.10% to average loans (annualized) compared to ($43,000) or (0.01%) to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.86% of total loans at December 31, 2015 and September 30, 2015.

Noninterest income

•
Total noninterest income increased $227,000 to $3.5 million in the fourth quarter of 2015 compared to the linked quarter primarily due to a $377,000 increase in bank owned life insurance income and a $248,000 increase in other noninterest income offset by a $426,000 decrease in net gain on loans sold.

•
Other income increased $248,000 to $557,000 in the fourth quarter of 2015 compared to $309,000 in the linked quarter primarily due to a $144,000 increase in mortgage banking derivatives income and a $52,000 increase in servicing fees.

•
Net gain on loans sold decreased $426,000 primarily due to selling $83.2 million of fixed rate residential portfolio loans in the linked quarter to reposition the balance sheet and improve our interest rate risk position.

Noninterest expense

•
Noninterest expense increased $1.2 million in the fourth quarter of 2015 to $16.0 million compared to the linked quarter primarily due to a $426,000 increase in salaries and employee benefits, a $416,000 increase in other operating expenses and a $320,000 increase in marketing.

•
Other operating expenses increased $416,000 on a linked quarter basis primarily due to a $557,000 gain on foreclosed real estate in the third quarter.  Excluding the gain on foreclosed real estate, other operating expenses decreased $141,000 in the fourth quarter of 2015 compared to the third quarter.

•	Marketing increased $320,000 on a linked quarter basis primarily due to our expansion into western Massachusetts.

Income tax expense

•
Income tax expense was $1.7 million in the fourth quarter of 2015 compared to $1.6 million in the linked quarter.  The increase in income tax expense in the fourth quarter was primarily due to a $768,000 valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

Fourth quarter 2015 compared with fourth quarter 2014

Net interest income

•
Net interest income increased $968,000 to $17.4 million in the fourth quarter of 2015 compared to the prior year quarter due primarily to a $243.3 million increase in the average loan balance offset by a $714,000 increase in interest expense.  Excluding a $250,000 non-recurring payment related to a loan participation in the prior year quarter, core net interest income increased $1.2 million in the fourth quarter of 2015.

•
Net interest margin decreased 7 basis points to 2.76% in the fourth quarter of 2015 compared to 2.83% in the prior year quarter primarily due to an 8 basis point decrease in the yield on average loans balance and a 7 basis point increase in cost of interest-bearing liabilities.  Excluding the non-recurring payment related to a loan participation in the prior year quarter, net interest margin would have been 2.79%.

Provision for loan losses

•	Provision for loan losses was $776,000 for the fourth quarter of 2015 compared to $632,000 for the prior year quarter.

•	Net charge-offs in the quarter were $588,000 or 0.10% to average loans (annualized) compared to $228,000 or 0.04% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.86% of total loans at December 31, 2015 and 0.89% of total loans at December 31, 2014.

Noninterest income

•
Total noninterest income increased $970,000 to $3.5 million in the fourth quarter of 2015 compared to the prior year quarter primarily due to a $220,000 increase in net gain on loans sold, a $443,000 increase in bank owned life insurance income and a $262,000 increase in other noninterest income.

•	Net gain on loans sold increased $220,000 primarily due to an increase in the volume of loans sold.

•
Other income increased $262,000 to $557,000 in the fourth quarter of 2015 compared to the prior year quarter primarily due to a $152,000 increase in mortgage banking derivatives income and a $69,000 increase in servicing fees.

Noninterest expense

•
Noninterest expense increased $1.3 million in the fourth quarter of 2015 to $16.0 million compared to the prior year quarter primarily due to an $831,000 increase in salaries and employee benefits and a $392,000 increase in marketing.

•	Salaries and employee benefits increased $831,000 primarily due to an increase in staff to support our compliance areas, our expansion into western Massachusetts and to maintain the Bank's growth.

•	Marketing increased $392,000 to $763,000 compared to the prior year quarter primarily due to our expansion into western Massachusetts.

Income tax expense

•
Income tax expense was $1.7 million in the fourth quarter of 2015 compared to $499,000 in the prior year quarter.  The increase in income tax expense in the fourth quarter of 2015 was primarily due to a $768,000 valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011 and $451,000 increase in income before taxes.  The income tax expense in the fourth quarter of 2014 also decreased $441,000 due to adjusting the tax rate on our deferred tax assets from 34% to 35%.

For the year ended December 31, 2015 compared with the year ended December 31, 2014

Net interest income

•
Net interest income increased $5.8 million or 9% to $68.5 million for the year ended 2015 compared to $62.7 million for the year ended 2014 primarily due to a $317.2 million increase in the average loan balance offset by a $3.3 million increase in interest expense.

•
Net interest margin decreased to 2.81% for the year ended 2015 compared to 2.94% for the year ended 2014.  Excluding the non-recurring payment related to a loan participation, the year ended 2014 interest margin would have been 2.92%.

•
The total interest-earning assets yield decreased 6 basis points to 3.34% for the year ended 2015 compared to 3.40% for the year ended 2014 due to a $317.2 million increase in the average loan balance in a low interest rate environment.

•
The cost of interest-bearing liabilities increased 8 basis points to 68 basis points for the year ended 2015 compared to 60 basis points for the year ended 2014.  The increase was primarily due to money market and certificate of deposit promotions and a 26 basis point increase in the average cost of Federal Home Loan Bank of Boston borrowings.

Provision for loan losses

•	Provision for loan losses was $2.4 million for the year ended 2015 compared to $2.6 million for the year ended 2014.

•	Net charge-offs for the year ended 2015 were $1.2 million or 0.05% to average loans compared to $1.9 million or 0.10% to average loans for the year ended 2014.

•	The allowance for loan losses represented 0.86% of total loans at December 31, 2015 compared to 0.89% at December 31, 2014.

Noninterest income

•	Total noninterest income increased $4.3 million to $13.4 million for the year ended 2015 compared to $9.1 million for the year ended 2014.

•	Fees for customer services increased $487,000 to $6.0 million for the year ended 2015 compared to the year ended 2014 driven by our growth in checking accounts and debit card fees.

•	Gain on sale of investments was $1.5 million for the year ended 2015 due to the sale of trust preferred securities. There was no gain on sale of investments for the year ended 2014.

•	Net gain on loans sold increased $1.1 million to $2.5 million for the year ended 2015 compared to the year ended 2014 as a result of an increase in volume of loans sold.

•
Bank owned life insurance income increased $542,000 to $1.7 million for the year ended 2015 compared to the year ended 2014 primarily due to a $10.0 million purchase of bank owned life insurance and $379,000 in bank owned life insurance proceeds in 2015.

•	Other income increased $695,000 to $1.6 million for the year ended 2015 compared to the year ended 2014 primarily due to a $709,000 increase in swap fee income.

Noninterest expense

•	Noninterest expense increased $4.2 million to $61.2 million for the year ended 2015 compared to $57.0 million for the year ended 2014.

•
Salaries and employee benefits increased $2.4 million to $36.9 million for the year ended 2015 compared to the year ended 2014.  The increase is primarily due to an increase in staff to support our compliance areas, our expansion into western Massachusetts and to maintain the Bank's growth.

•
Marketing increased $559,000 to $2.1 million for the year ended 2015 compared to the prior year primarily due to our expansion into western Massachusetts and an increase in premiums and giveaways to obtain new customers in the geographical areas we serve.

•
Other operating expenses increased $1.0 million to $11.2 million for the year ended 2015 compared to the prior year primarily due to a $246,000 increase in service bureau fees and a general increase in office expenses to support the Bank's growth.

Income tax expense

•
Income tax expense was $5.7 million for the year ended 2015 compared to $2.8 million for the year ended 2014.  The increase in income tax expense for the year ended 2015 was primarily due to a $768,000 valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011 and a $6.1 million increase in income before taxes.  The income tax expense for the year ended 2014 also decreased $441,000 due to adjusting the tax rate on our deferred tax assets from 34% to 35%.

December 31, 2015 compared to December 31, 2014

Financial Condition

•	Total assets increased $223.2 million or 9% at December 31, 2015 to $2.7 billion compared to $2.5 billion at December 31, 2014, largely reflecting an increase in loan growth.

•	Our investment portfolio totaled $164.7 million at December 31, 2015 compared to $204.3 million at December 31, 2014, a decrease of $39.6 million due to reduction in collateral requirements.

•	Net loans increased $221.7 million or 11% at December 31, 2015 to $2.3 billion compared to $2.1 billion at December 31, 2014 due to our continued focus on commercial and residential lending.

•
Deposits increased $258.3 million to $2.0 billion at December 31, 2015 compared to $1.7 billion at December 31, 2014 primarily due to increases in municipal deposits, demand deposits and certificates of deposit as we continue to develop and grow relationships in the geographical areas we serve.  We entered the brokered deposit market during the second quarter of 2015 with balances totaling $44.3 million at December 31, 2015.

•
Federal Home Loan Bank of Boston advances decreased $24.1 million to $377.6 million at December 31, 2015 compared to $401.7 million at December 31, 2014.  Advances were used to support loan and securities growth during the year.

Asset Quality

•
At December 31, 2015, the allowance for loan losses represented 0.86% of total loans and 135.44% of non-accrual loans, compared to 0.86% of total loans and 120.05% of non-accrual loans at September 30, 2015 and 0.89% of total loans and 122.58% of non-accrual loans at December 31, 2014.

•	Loan delinquencies 30 days and greater represented 0.63% of total loans at December 31, 2015 compared to 0.67% of total loans at September 30, 2015 and 0.75% of total loans at December 31, 2014.

•	Non-accrual loans represented 0.63% of total loans at December 31, 2015 compared to 0.71% of total loans at September 30, 2015 and 0.72% of total loans at December 31, 2014.

•
Net charge-offs (recoveries) in the quarter were $588,000 or 0.10% to average loans (annualized) compared to ($43,000) or (0.01%) to average loans (annualized) in the linked quarter and $228,000 or 0.04% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.88% at December 31, 2015.

•	Tangible book value per share was $15.47 compared to $15.30 on a linked quarter basis and $14.64 at December 31, 2014.

•
During the fourth quarter of 2015, the Company repurchased 15,000 shares of common stock at an average price per share of $15.80 at a total cost of $237,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company had 757,745 shares remaining to repurchase at December 31, 2015 from prior regulatory approval.

•
At December 31, 2015, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 23 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, January 28, 2016 at 10:30am Eastern Time to discuss fourth quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2015	2015	2015	2015	2014
Selected Financial Condition Data:

Total assets	$2,708,546	$2,708,454	$2,626,217	$2,549,074	$2,485,360
Cash and cash equivalents	59,139	47,447	42,992	44,847	42,863
Securities held-to-maturity, at amortized cost	32,246	25,486	34,366	21,006	16,224
Securities available-for-sale, at fair value	132,424	171,390	143,799	173,829	188,041
Federal Home Loan Bank of Boston stock, at cost	21,729	23,038	21,496	19,785	19,785
Loans, net	2,341,598	2,318,257	2,268,385	2,186,937	2,119,917
Deposits	1,991,358	1,973,355	1,878,040	1,887,954	1,733,041
Federal Home Loan Bank of Boston advances	377,600	373,600	400,700	308,700	401,700
Total stockholders' equity	245,721	243,195	239,082	237,709	234,563
Allowance for loan losses	20,198	20,010	19,581	19,232	18,960
Non-accrual loans	14,913	16,668	12,973	14,086	15,468
Impaired loans	41,017	42,664	39,975	42,130	43,452
Loan delinquencies 30 days and greater	14,945	15,598	13,244	14,193	16,079

Selected Operating Data:

Interest income	$21,094	$21,094	$20,164	$19,532	$19,412
Interest expense	3,731	3,422	3,065	3,157	3,017
Net interest income	17,363	17,672	17,099	16,375	16,395
Provision for loan losses	776	386	663	615	632
Net interest income after provision for loan losses	16,587	17,286	16,436	15,760	15,763
Noninterest income	3,468	3,241	4,074	2,664	2,498
Noninterest expense	15,958	14,718	15,597	14,937	14,615
Income before income taxes	4,097	5,809	4,913	3,487	3,646
Income tax expense	1,716	1,594	1,441	976	499

Net income	$2,381	$4,215	$3,472	$2,511	$3,147

Performance Ratios (annualized):

Return on average assets	0.35%	0.62%	0.54%	0.40%	0.52%
Return on average equity	3.86%	6.92%	5.77%	4.24%	5.31%
Net interest rate spread (1)	2.61%	2.65%	2.72%	2.68%	2.68%
Net interest rate margin (2)	2.76%	2.79%	2.86%	2.83%	2.83%
Non-interest expense to average assets (3)	2.37%	2.26%	2.39%	2.34%	2.39%
Efficiency ratio (4)	78.19%	73.04%	77.13%	78.35%	78.39%
Average interest-earning assets to average
interest-bearing liabilities	127.48%	126.44%	126.98%	126.86%	127.88%
Loans to deposits	118.60%	118.49%	121.83%	116.86%	123.42%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.86%	0.86%	0.86%	0.87%	0.89%
Allowance for loan losses as a percent of
non-accrual loans	135.44%	120.05%	150.94%	136.53%	122.58%
Net charge-offs (recoveries) to average loans (annualized)	0.10%	(0.01%)	0.06%	0.06%	0.04%
Non-accrual loans as a percent of total loans	0.63%	0.71%	0.57%	0.64%	0.72%
Non-accrual loans as a percent of total assets	0.55%	0.62%	0.49%	0.55%	0.62%
Loan delinquencies 30 days and greater as a
percent of total loans	0.63%	0.67%	0.58%	0.64%	0.75%

Per Share Related Data:

Basic earnings per share	$0.16	$0.28	$0.23	$0.17	$0.21
Diluted earnings per share	$0.16	$0.28	$0.23	$0.17	$0.21
Dividends declared per share	$0.06	$0.06	$0.05	$0.05	$0.05
Tangible book value (5)	$15.47	$15.30	$15.01	$14.82	$14.64
Common stock shares outstanding	15,881,663	15,893,263	15,922,888	16,035,005	16,026,319
Weighted-average basic shares outstanding	14,785,058	14,632,951	14,694,472	14,722,112	14,695,490
Weighted-average diluted shares outstanding	15,146,365	14,887,461	14,839,454	14,850,597	14,836,032

(1) Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3) Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,		September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015		2015	2015	2015	2014
Capital Ratios:

Equity to total assets at end of period	9.07%		8.98%	9.10%	9.33%	9.44%
Average equity to average assets	9.17%		9.00%	9.36%	9.45%	9.71%
Total Capital (to Risk Weighted Assets)	12.88%	*	12.72%	13.11%	13.44%	13.73%
Tier I Capital (to Risk Weighted Assets)	11.91%	*	11.76%	12.12%	12.44%	12.70%
Common Equity Tier I Capital	11.91%	*	11.76%	12.12%	12.44%	n/a
Tier I Leverage Capital (to Average Assets)	9.39%	*	9.24%	9.57%	9.72%	9.86%
Total equity to total average assets	9.13%		8.98%	9.29%	9.48%	9.61%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 849,722		$ 851,784	$ 888,376	$ 850,819	$ 827,005
Commercial	887,431		862,367	817,955	769,712	765,066
Construction	30,895		29,244	42,858	53,913	57,371
Installment	2,970		3,007	3,103	3,114	3,356
Commercial	409,550		410,704	359,537	352,085	309,708
Collateral	1,668		1,632	1,551	1,676	1,733
Home equity line of credit	174,701		174,579	169,507	169,969	169,768
Revolving credit	91		96	77	80	99
Resort	784		807	837	880	929
Total loans	2,357,812		2,334,220	2,283,801	2,202,248	2,135,035
Net deferred loan costs	3,984		4,047	4,165	3,921	3,842
Loans	2,361,796		2,338,267	2,287,966	2,206,169	2,138,877
Allowance for loan losses	(20,198)		(20,010)	(19,581)	(19,232)	(18,960)
Loans, net	$ 2,341,598		$ 2,318,257	$ 2,268,385	$ 2,186,937	$ 2,119,917

Deposits:

Noninterest-bearing demand deposits	$ 401,388		$ 359,757	$ 377,092	$ 337,211	$ 330,524
Interest-bearing
NOW accounts	468,054		527,128	425,789	499,130	355,412
Money market	460,737		440,249	430,558	462,532	470,991
Savings accounts	220,389		211,170	220,154	214,083	210,892
Time deposits	440,790		435,051	424,447	374,998	365,222
Total interest-bearing deposits	1,589,970		1,613,598	1,500,948	1,550,743	1,402,517
Total deposits	$ 1,991,358		$ 1,973,355	$ 1,878,040	$ 1,887,954	$ 1,733,041

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
(Dollars in thousands)
Assets
Cash and due from banks	$45,732	$33,564	$35,232
Interest bearing deposits with other institutions	13,407	13,883	7,631
Total cash and cash equivalents	59,139	47,447	42,863
Securities held-to-maturity, at amortized cost	32,246	25,486	16,224
Securities available-for-sale, at fair value	132,424	171,390	188,041
Loans held for sale	9,637	8,416	2,417
Loans (1)	2,361,796	2,338,267	2,138,877
Allowance for loan losses	(20,198)	(20,010)	(18,960)
Loans, net	2,341,598	2,318,257	2,119,917
Premises and equipment, net	18,565	17,870	18,873
Federal Home Loan Bank of Boston stock, at cost	21,729	23,038	19,785
Accrued income receivable	6,747	6,305	5,777
Bank-owned life insurance	50,618	50,633	39,686
Deferred income taxes	15,443	15,935	16,841
Prepaid expenses and other assets	20,400	23,677	14,936
Total assets	$2,708,546	$2,708,454	$2,485,360

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,589,970	$1,613,598	$1,402,517
Noninterest-bearing	401,388	359,757	330,524
	1,991,358	1,973,355	1,733,041
Federal Home Loan Bank of Boston advances	377,600	373,600	401,700
Repurchase agreement borrowings	10,500	10,500	21,000
Repurchase liabilities	35,769	58,084	48,987
Accrued expenses and other liabilities	47,598	49,720	46,069
Total liabilities	2,462,825	2,465,259	2,250,797

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	181,997	181,195	178,772
Unallocated common stock held by ESOP	(11,626)	(11,893)	(12,681)
Treasury stock, at cost	(30,602)	(30,411)	(28,828)
Retained earnings	112,933	111,274	103,630
Accumulated other comprehensive loss	(7,162)	(7,151)	(6,511)
Total stockholders' equity	245,721	243,195	234,563
Total liabilities and stockholders' equity	$2,708,546	$2,708,454	$2,485,360

(1) Loans include net deferred fees and unamortized premiums of $4.0 million, $4.0 million and $3.8 million at December 31, 2015,
September 30, 2015 and December 31, 2014, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			For The Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2015	2015	2014	2015	2014
Interest income
Interest and fees on loans
Mortgage	$15,670	$15,861	$15,170	$61,920	$56,963
Other	4,731	4,594	3,770	17,584	14,159
Interest and dividends on investments
United States Government and agency obligations	425	401	284	1,534	949
Other bonds	13	13	63	79	259
Corporate stocks	248	217	122	741	429
Other interest income	7	8	3	26	15
Total interest income	21,094	21,094	19,412	81,884	72,774
Interest expense
Deposits	2,611	2,412	2,119	9,372	7,369
Interest on borrowed funds	1,004	890	675	3,449	1,841
Interest on repo borrowings	97	96	181	448	719
Interest on repurchase liabilities	19	24	42	106	151
Total interest expense	3,731	3,422	3,017	13,375	10,080
Net interest income	17,363	17,672	16,395	68,509	62,694
Provision for loan losses	776	386	632	2,440	2,588
Net interest income
after provision for loan losses	16,587	17,286	15,763	66,069	60,106
Noninterest income
Fees for customer services	1,566	1,536	1,521	5,975	5,488
Gain on sale of investments	-	-	-	1,523	-
Net gain on loans sold	567	993	347	2,492	1,419
Brokerage and insurance fee income	52	54	52	215	192
Bank owned life insurance income	726	349	283	1,672	1,130
Other	557	309	295	1,570	875
Total noninterest income	3,468	3,241	2,498	13,447	9,104
Noninterest expense
Salaries and employee benefits	9,728	9,302	8,897	36,855	34,416
Occupancy expense	1,257	1,219	1,251	5,115	5,080
Furniture and equipment expense	1,057	1,034	1,125	4,204	4,342
FDIC assessment	430	413	386	1,657	1,396
Marketing	763	443	371	2,149	1,590
Other operating expenses	2,723	2,307	2,585	11,230	10,224
Total noninterest expense	15,958	14,718	14,615	61,210	57,048
Income before income taxes	4,097	5,809	3,646	18,306	12,162
Income tax expense	1,716	1,594	499	5,727	2,827
Net income	$2,381	$4,215	$3,147	$12,579	$9,335

Earnings per share:
Basic	$0.16	$0.28	$0.21	$0.84	$0.62
Diluted	0.16	0.28	0.21	0.83	0.62
Weighted average shares outstanding:
Basic	14,785,058	14,632,951	14,695,490	14,726,607	14,682,147
Diluted	15,146,365	14,887,461	14,836,032	14,949,654	14,793,346

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,346,218	$ 20,916	3.54%	$ 2,359,293	$ 20,937	3.52%	$ 2,102,879	$ 19,199	3.62%
Securities	185,697	495	1.06%	191,530	465	0.96%	207,534	403	0.77%
Federal Home Loan Bank of Boston stock	21,729	191	3.49%	22,883	166	2.88%	17,969	66	1.46%
Federal funds and other earning assets	14,258	7	0.19%	11,089	8	0.29%	8,014	3	0.15%
Total interest-earning assets	2,567,902	21,609	3.34%	2,584,795	21,576	3.31%	2,336,396	19,671	3.34%
Noninterest-earning assets	122,500			122,438			105,368
Total assets	$ 2,690,402			$ 2,707,233			$ 2,441,764

Interest-bearing liabilities:
NOW accounts	$ 498,658	$ 363	0.29%	$ 486,798	$ 357	0.29%	$ 401,269	$ 281	0.28%
Money market	459,047	957	0.83%	437,000	867	0.79%	451,288	926	0.81%
Savings accounts	216,219	54	0.10%	210,978	58	0.11%	206,794	51	0.10%
Certificates of deposit	436,676	1,237	1.12%	430,152	1,130	1.04%	352,100	861	0.97%
Total interest-bearing deposits	1,610,600	2,611	0.64%	1,564,928	2,412	0.61%	1,411,451	2,119	0.60%
Federal Home Loan Bank of Boston Advances	343,024	1,004	1.16%	411,236	890	0.86%	328,257	675	0.82%
Repurchase agreement borrowings	10,500	97	3.67%	10,500	96	3.63%	21,000	181	3.42%
Repurchase liabilities	50,264	19	0.15%	57,644	24	0.17%	66,305	42	0.25%
Total interest-bearing liabilities	2,014,388	3,731	0.73%	2,044,308	3,422	0.66%	1,827,013	3,017	0.66%
Noninterest-bearing deposits	380,041			368,200			336,141
Other noninterest-bearing liabilities	49,273			51,089			41,602
Total liabilities	2,443,702			2,463,597			2,204,756
Stockholders' equity	246,700			243,636			237,008
Total liabilities and stockholders' equity	$ 2,690,402			$ 2,707,233			$ 2,441,764

Tax-equivalent net interest income		$ 17,878			$ 18,154			$ 16,654
Less: tax-equivalent adjustment		(515)			(482)			(259)
Net interest income		$ 17,363			$ 17,672			$ 16,395

Net interest rate spread (2)			2.61%			2.65%			2.68%
Net interest-earning assets (3)	$ 553,514			$ 540,487			$ 509,383
Net interest margin (4)			2.76%			2.79%			2.83%
Average interest-earning assets to average interest-bearing liabilities		127.48%			126.44%			127.88%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Years Ended December 31,
	2015			2014
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,279,418	$ 81,177	3.56%	$ 1,962,239	$ 71,967	3.67%
Securities	188,004	1,832	0.97%	181,317	1,429	0.79%
Federal Home Loan Bank of Boston stock	21,187	522	2.46%	15,911	208	1.31%
Federal funds and other earning assets	11,947	26	0.22%	4,947	15	0.30%
Total interest-earning assets	2,500,556	83,557	3.34%	2,164,414	73,619	3.40%
Noninterest-earning assets	119,857			105,474
Total assets	$ 2,620,413			$ 2,269,888

Interest-bearing liabilities:
NOW accounts	$ 472,644	$ 1,351	0.29%	$ 380,936	$ 976	0.26%
Money market	453,017	3,592	0.79%	420,456	3,112	0.74%
Savings accounts	213,383	226	0.11%	200,948	205	0.10%
Certificates of deposit	407,071	4,203	1.03%	338,590	3,076	0.91%
Total interest-bearing deposits	1,546,115	9,372	0.61%	1,340,930	7,369	0.55%
Federal Home Loan Bank of Boston Advances	356,539	3,449	0.97%	260,432	1,841	0.71%
Repurchase agreement borrowings	12,629	448	3.55%	21,000	719	3.42%
Repurchase liabilities	54,600	106	0.19%	60,082	151	0.25%
Total interest-bearing liabilities	1,969,883	13,375	0.68%	1,682,444	10,080	0.60%
Noninterest-bearing deposits	357,156			315,177
Other noninterest-bearing liabilities	51,312			37,909
Total liabilities	2,378,351			2,035,530
Stockholders' equity	242,062			234,358
Total liabilities and stockholders' equity	$ 2,620,413			$ 2,269,888

Tax-equivalent net interest income		$ 70,182			$ 63,539
Less: tax-equivalent adjustment		(1,673)			(845)
Net interest income		$ 68,509			$ 62,694

Net interest rate spread (2)			2.66%			2.80%
Net interest-earning assets (3)	$ 530,673			$ 481,970
Net interest margin (4)			2.81%			2.94%
Average interest-earning assets to average interest-bearing liabilities		126.94%			128.65%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2015	2015	2015	2015	2014
Net Income	$ 2,381	$ 4,215	$ 3,472	$ 2,511	$ 3,147
Adjustments:
Plus: Accelerated vesting of stock compensation	-	-	258	140	-
Plus: Employee severance	-	-	-	93	-
Less: Prepayment penalty fees	(43)	-	(35)	-	-
Less: Non-recurring payment related to a loan participation	-	-	-	-	(250)
Less: Gain on sale of foreclosed real estate	-	(557)	-	-	-
Less: Bank-owned life insurance proceeds	(379)	-	-	-	-
Less: Net gain on sales of investments	-	-	(1,250)	(273)	-
Total core adjustments before taxes	(422)	(557)	(1,027)	(40)	(250)
Tax benefit on core adjustments	15	195	359	14	88
Deferred tax asset valuation allowance (1)	768	-	-	-	-
Tax rate adjustment (2)	-	-	-	-	(441)
Total core adjustments after taxes	361	(362)	(668)	(26)	(603)
Total core net income	$ 2,742	$ 3,853	$ 2,804	$ 2,485	$ 2,544

Total net interest income	$ 17,363	$ 17,672	$ 17,099	$ 16,375	$ 16,395
Less: Prepayment penalty fees	(43)	-	(35)	-	-
Less: Non-recurring payment related to a loan participation	-	-	-	-	(250)
Total core net interest income	$ 17,320	$ 17,672	$ 17,064	$ 16,375	$ 16,145

Total noninterest income	$ 3,468	$ 3,241	$ 4,074	$ 2,664	$ 2,498
Less: Bank-owned life insurance proceeds	(379)	-	-	-	-
Less: Net gain on sales of investments	-	-	(1,250)	(273)	-
Total core noninterest income	$ 3,089	$ 3,241	$ 2,824	$ 2,391	$ 2,498

Total noninterest expense	$ 15,958	$ 14,718	$ 15,597	$ 14,937	$ 14,615
Less: Accelerated vesting of stock compensation	-	-	(258)	(140)	-
Less: Employee severances	-	-	-	(93)	-
Less: Gain on sale of foreclosed real estate	-	557	-	-	-
Total core noninterest expense	$ 15,958	$ 15,275	$ 15,339	$ 14,704	$ 14,615

Core earnings per common share, diluted	$ 0.18	$ 0.25	$ 0.19	$ 0.16	$ 0.17

Core return on average assets (annualized)	0.41%	0.57%	0.44%	0.40%	0.42%
Core return on average equity (annualized)	4.45%	6.33%	4.66%	4.19%	4.29%
Core non-interest expense to average assets (annualized)	2.37%	2.26%	2.39%	2.34%	2.39%
Efficiency ratio (3)	78.19%	73.04%	77.13%	78.35%	78.39%

Tangible book value (4)	$ 15.47	$ 15.30	$ 15.01	$ 14.82	$ 14.64

(1) Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

(2) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%. The Company's taxable income placed it in the 35% corporate tax bracket.

(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.

(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.

First  Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the years ended December 31, 2015 and 2014.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Years Ended December 31,
(Dollars in thousands, except per share data)	2015	2014
Net Income	$12,579	$9,335
Adjustments:
Plus: Accelerated vesting of stock compensation	398	-
Plus: Employee severance	93	-
Less: Prepayment penalty fees	(78)	(185)
Less: Non-recurring payment related to a loan participation	-	(250)
Less: Gain on sale of foreclosed real estate	(557)	-
Less: Bank-owned life insurance proceeds	(379)	-
Less: Net gain on sales of investments	(1,523)	-
Total core adjustments before taxes	(2,046)	(435)
Tax benefit on core adjustments	583	151
Deferred tax asset valuation allowance (1)	768	-
Tax rate adjustment (2)	-	(441)
Total core adjustments after taxes	(695)	(725)
Total core net income	$11,884	$8,610

Total net interest income	$68,509	$62,694
Less: Prepayment penalty fees	(78)	(185)
Less: Non-recurring payment related to a loan participation	-	(250)
Total core net interest income	$68,431	$62,259
		.
Total noninterest income	$13,447	$9,104
Less: Bank-owned life insurance proceeds	(379)	-
Less: Net gain on sales of investments	(1,523)	-
Total core noninterest income	$11,545	$9,104

Total noninterest expense	$61,210	$57,048
Less: Accelerated vesting of stock compensation	(398)	-
Less: Employee severances	(93)	-
Less: Gain on sale of foreclosed real estate	557	-
Total core noninterest expense	$61,276	$57,048

Core earnings per common share, diluted	$0.78	$0.57

Core return on average assets (annualized)	0.45%	0.38%
Core return on average equity (annualized)	4.91%	3.67%
Core non-interest expense to average assets (annualized)	2.34%	2.51%
Efficiency ratio (3)	76.62%	79.94%

Tangible book value (4)	$15.47	$15.30

(1) Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

(2) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%.
The Company's taxable income placed it in the 35% corporate tax bracket.

(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.

(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding. The Company does not have goodwill and intangible assets for any of the periods presented.